UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2011

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Appointment of Chairman of the Board of Directors and Compensatory Arrangement of Certain Officers

On December 6, 2011, the Board of Directors of Murphy Oil Corporation elected Claiborne P. Deming Chairman of the Board effective May 1, 2012. Mr. Deming will succeed William C. Nolan, Jr. who is retiring as chairman but will remain on the Board.

On December 6, 2011, Kevin G. Fitzgerald was promoted to Executive Vice President in addition to his continuing service as the Company’s Chief Financial Officer. Mr. Fitzgerald’s compensatory arrangement set by the Executive Compensation Committee of the Board of Directors of the Company includes an annual salary of $580,000 and a target bonus equal to 85% of annual salary under the Company’s 2007 Annual Incentive Plan.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	A news release dated December 7, 2011 announcing the election of Claiborne P. Deming as Chairman of the Board of Directors.

99.2	A news release dated December 9, 2011 announcing the promotion of Kevin G. Fitzgerald to Executive Vice President and Chief Financial Officer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: December 9, 2011

Exhibit Index

99.1	News release dated December 7, 2011, as issued by Murphy Oil Corporation.

99.2	News release dated December 9, 2011, as issued by Murphy Oil Corporation.